Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.
Tregaron-Endurance Master Services Agreement – Amendment No. 5
This Tregaron-Endurance Master Services Agreement – Amendment No. 5 (the “Fifth Amendment”) is hereby made and entered into this 31st day of January 2019 (the “Fifth Amendment Effective Date”) by and between The Endurance International Group, Inc., a Delaware corporation with offices at 10 Corporate Drive, Burlington, MA 01803 ("Endurance") and Tregaron India Holdings, LLC, [Include state of incorporation and address] (“Service Provider”) (Endurance and Service Provider may be individually referred to as a “Party” or collectively as the “Parties”).
WHEREAS, the Parties entered into that certain Tregaron-Endurance Master Services Agreement, dated September 25, 2013 (the “Original Agreement”), as amended by Amendment No. 1, dated February 7, 2014, Amendment No. 2, dated December 5, 2014, Amendment No. 3, dated December 18, 2017, and Amendment No. 4, dated April 19, 2018 (hereinafter the Original Agreement and all subsequent amendments shall collectively be referred to as the “Agreement”); and
WHEREAS, the Parties hereto desire to further amend the Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Unless otherwise expressly provided herein, all defined terms shall have the meanings set forth in the Agreement.

2.	Sections 5 and 6 of Amendment No. 3, as amended by Sections 2 and 3 of Amendment No. 4, shall be deleted in their entirety and replaced with the following:
“5.    Service Provider shall provide Endurance with a discount of [**] percent ([**]%)off the total amount of any and all invoices for the Services based on pricing in effect as of September 1, 2017 (the “Original Discount”), as follows:

A.	Effective January 1, 2018, through the remaining Term of the Agreement, the Original Discount shall be applied to all Services, other than Engineering Services; and

B.	Effective March 1, 2018 through the remaining Term of the Agreement, the Original Discount shall be applied to all Services, including Engineering Services.

6.
In addition to the application of the Original Discount as set forth in Section 5 above, effective January 1, 2019 through the remaining Term of the Agreement, Service Provider shall provide Endurance with an additional discount of [**] percent ([**]%) off the amount of any and all invoices for the Services other than Engineering and Network Operations services, after application of the Original Discount (the “Additional Discount”). For the avoidance of doubt, the Additional Discount shall be applied to the amounts due after the Original Discount is applied.”

3.
Upon execution of this Fifth Amendment, Service Provider shall immediately provide Endurance with a one-time credit in the amount of [**] dollars and [**] cents ($[**]) to be applied to Service Provider’s December 2018 invoice. In addition, Service Provider hereby agrees that from January 1, 2019 through the remaining Term of the Agreement, Service Provider shall credit Endurance [**] dollars and [**] cents ($[**]) per month for the costs incurred by Endurance in connection with Service Provider’s use of the Cornerstone learning management system.

4.	Section 33 of Exhibit B of the Original Agreement shall be amended by adding the following sentence to the end of Section 33:
“Notwithstanding the foregoing, Service Provider hereby acknowledges and agrees that from January 1, 2018 through the remaining Term of the Agreement, Service Provider is financially responsible for the cost of all Google licenses utilized by Service Provider to perform the Services, provided, however, if the cost of each Google license materially increases from $[**] per license per month, the Parties agree to negotiate in good faith to reach a mutually agreeable solution with respect to the amount of the material increase.”

5.	The Standard Contractual Clauses (Processors) attached hereto as Schedule 1 shall be incorporated into the Agreement as Exhibit C.

6.
Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

7.
This Fifth Amendment, together with the Agreement, constitutes the entire understanding and agreement of the Parties with respect to the subject matter of this Fifth Amendment and supersedes any and all prior agreements, written or oral, dealing with the subject matter of this Fifth Amendment. In the event of a conflict between this Fifth Amendment and the Agreement, the terms of this Fifth Amendment shall govern.

8.
Except as amended herein, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified. Except as expressly amended herein, no present or future rights, remedies, benefits or power belonging or accruing to Parties hereto, shall be affected, prejudiced, limited or restricted hereby.

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IN WITNESS WHEREOF, the duly authorized officers or representatives of Endurance and Service Provider have executed this Fifth Amendment as of the Fifth Amendment Effective Date above intending legally to be bound.

THE ENDURANCE INTERNATIONAL     TREGARON INDIA HOLDINGS, LLC
GROUP, INC.

By: _/s/ Christine Barry __________________    By: _/s/ Vidya Ravichandran________________

Name: _Christine Barry__________________    Name: _Vidya Ravichandran________________

Title: _Chief Services Officer_____________    Title: __President_________________________

Date: ___1/31/2019_____________________    Date: __2/4/2019__________________________